UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2015

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2015, ANI Pharmaceuticals, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders. The following matters, all of which were set forth in the Company's proxy statement for the 2015 Annual Meeting were voted on and approved by the Company's stockholders. The voting results for each proposal is set forth below.

1.	Election of the nominees listed below to serve on the Board of Directors of the Company for a term of one year.

Nominee	For	Withheld	Broker Non-Votes
1. Robert E. Brown, Jr.	4,744,104	1,002,104	1,935,049
2. Arthur S. Przybyl	5,462,616	283,592	1,935,049
3. Fred Holubow	5,708,912	37,296	1,935,049
4. Tracy L. Marshbanks, Ph.D.	5,636,532	109,676	1,935,049
5. Thomas A. Penn	4,740,272	1,005,936	1,935,049
6. Daniel Raynor	5,499,765	246,443	1,935,049

2.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
7,601,437	41,845	37,975	0

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance, and Chief Financial Officer
Dated: June 9, 2015

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